Exhibit 99.1   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference May 1, 2018, at 9:30 a.m. CDT.  Listen to the live call via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE

U.S. Cellular reports first quarter 2018 results

Revenue growth and expense reductions combine to produce a strong increase in profitability

CHICAGO, (May 1, 2018) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $942 million for the first quarter of 2018, versus $936 million for the same period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $45 million and $0.52, respectively, for the first quarter of 2018, compared to $26 million and $0.31, respectively, in the same period one year ago.

“U.S. Cellular had a strong start to 2018 with positive results in customer satisfaction, revenue trends, network performance, cost reductions and profitability,” said Kenneth R. Meyers, U.S. Cellular president and CEO. “Our postpaid handset gross additions were up modestly year over year, and postpaid churn remained very low. Our total customer base increased year over year which, together with increased revenues from device protection plans, helped to offset service plan pricing pressure.  We achieved growth in total operating revenues due to increased sales of both higher-priced devices and accessories.

“Our disciplined approach to promotional activity and our diligent focus on cost management resulted in an increase in profitability this quarter. We continue to manage our investments in network capacity to ensure the quality of our network provides an unmatched wireless experience for our customers and remains a competitive advantage. For the fourth time in a row, U.S. Cellular was ranked ‘Highest Network Quality Performance among Wireless Cell Phone Users in the North Central Region’ in J.D. Power's Wireless Network Quality Performance Study.”

2018 Estimated Results

U.S. Cellular’s current estimates of full-year 2018 results are shown below.  Such estimates represent management’s view as of May 1, 2018.  Such forward‑looking statements should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2018 Estimated Results
	Current (1)	Previous
(Dollars in millions)
Total operating revenues	$3,850-$4,050	Unchanged
Adjusted OIBDA (2)(3)	$625-$775	Unchanged
Adjusted EBITDA (2)	$765-$915	Unchanged
Capital expenditures	$500-$550	Unchanged

The following table provides a reconciliation of Net income to Adjusted OIBDA and Adjusted EBITDA for 2018 estimated results, actual results for the three months ended March 31, 2018, and actual results for the year ended December 31, 2017.  In providing 2018 estimated results, U.S. Cellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes.  Although potentially significant, U.S. Cellular believes that the impact of income taxes cannot be reasonably predicted; therefore, U.S. Cellular is unable to provide such guidance.

		Actual Results
	2018 Estimated Results (1)	Three Months Ended March 31, 2018 (1)	Year Ended December 31, 2017
(Dollars in millions)
Net income (GAAP)	N/A	$55	$15
Add back or deduct:
Income tax expense (benefit)	N/A	22	(287)
Income (loss) before income taxes (GAAP)	$10-160	$77	$(272)
Add back:
Interest expense	110	29	113
Depreciation, amortization and accretion expense	635	159	615
EBITDA (Non-GAAP) (2)	$755-905	$265	$456
Add back or deduct:
Loss on impairment of goodwill	–	–	370
(Gain) loss on asset disposals, net	20	1	17
(Gain) loss on sale of business and other exit costs, net	–	–	(1)
(Gain) loss on license sales and exchanges, net	(10)	(7)	(22)
Adjusted EBITDA (Non-GAAP) (2)	$765-915	$259	$820
Deduct:
Equity in earnings of unconsolidated entities	130	38	137
Interest and dividend income	10	4	8
Other, net	–	(1)	–
Adjusted OIBDA (Non-GAAP) (2)(3)	$625-775	$218	$675

Note: Totals may not foot due to rounding differences.

(1)

As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

(2)

EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above.  EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity.  U.S. Cellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future.  Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate.  Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of U.S. Cellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.  Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.  The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income (loss) before income taxes.

(3)	A reconciliation of Adjusted OIBDA (Non-GAAP) to Operating income (GAAP) for March 31, 2018, actual results can be found on U.S. Cellular’s website at investors.uscellular.com.

Conference Call Information

U.S. Cellular will hold a conference call on May 1, 2018 at 9:30 a.m. Central Time.

  Access the live call on the Events & Presentations page of investors.uscellular.com or at https://www.webcaster4.com/Webcast/Page/1145/25623.
  Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.

About U.S. Cellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 5.1 million connections in 22 states. The Chicago-based company had 5,900 full- and part-time associates as of March 31, 2018. At the end of the first quarter of 2018, Telephone and Data Systems, Inc. owned 83 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Contacts

Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS

312-592-5379

jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations of TDS

312-592-5341

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute U.S. Cellular’s business strategy; uncertainties in U.S. Cellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses, including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.

For more information about U.S. Cellular, visit:

U.S. Cellular: www.uscellular.com

Disclaimer:

U.S. Cellular received the highest numerical score in the North Central region in the J.D. Power 2016 V2, 2017 V1 & V2, and 2018 V1 (tie) U.S. Wireless Network Quality Performance Studies. 2018 Volume 1 study based on 38,595 total responses from 5 providers, measuring the network quality experienced by customers with wireless carriers, surveyed July-December 2017. Your experiences may vary. Visit jdpower.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended		3/31/2018 (1)	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Retail Connections
Postpaid
	Total at end of period	4,481,000	4,518,000	4,513,000	4,478,000	4,455,000
	Gross additions	129,000	177,000	191,000	174,000	146,000
	Feature phones	5,000	5,000	7,000	7,000	7,000
	Smartphones	91,000	128,000	132,000	116,000	88,000
	Connected devices	33,000	44,000	52,000	51,000	51,000
	Net additions (losses)	(37,000)	5,000	35,000	23,000	(27,000)
	Feature phones	(15,000)	(15,000)	(15,000)	(15,000)	(19,000)
	Smartphones	(1,000)	33,000	44,000	34,000	(9,000)
	Connected devices	(21,000)	(13,000)	6,000	4,000	1,000
	ARPU (2)	$44.34	$44.12	$43.41	$44.60	$45.42
	ABPU (Non-GAAP)(3)	$57.10	$56.69	$54.71	$55.19	$55.82
	ARPA (4)	$118.22	$118.05	$116.36	$119.73	$121.88
	ABPA (Non-GAAP)(5)	$152.26	$151.68	$146.65	$148.15	$149.78
	Churn rate (6)	1.23%	1.27%	1.16%	1.13%	1.29%
	Handsets	0.97%	1.00%	0.96%	0.91%	1.08%
	Connected devices	2.79%	2.84%	2.33%	2.35%	2.55%
Prepaid
	Total at end of period	525,000	519,000	515,000	484,000	480,000
	Gross additions	88,000	83,000	102,000	73,000	78,000
	Net additions (losses)	6,000	4,000	31,000	3,000	(4,000)
	ARPU (2)	$31.78	$32.42	$33.12	$33.52	$33.66
	Churn rate (6)	5.27%	5.09%	4.75%	4.93%	5.69%
Total connections at end of period (7)		5,063,000	5,096,000	5,089,000	5,023,000	4,996,000
Market penetration at end of period
Consolidated operating population		31,469,000	31,834,000	31,834,000	32,089,000	32,089,000
Consolidated operating penetration (8)		16%	16%	16%	16%	16%
Capital expenditures (millions)		$70	$213	$112	$84	$61
Total cell sites in service		6,473	6,460	6,436	6,421	6,417
Owned towers		4,099	4,080	4,051	4,044	4,041

(1)

As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

(2)

Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period.  These revenue bases and connection populations are shown below:

	▪	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
	▪	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
(3)

Average Billings Per User (ABPU) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid connections and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(4)	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
(5)

Average Billings Per Account (ABPA) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid accounts and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(6)	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
(7)	Includes reseller and other connections.
(8)	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

			2018 vs. 2017
			Increase
Three Months Ended March 31,	2018 (1)	2017	(Decrease)
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$724	$746	(3)%
Equipment sales	218	190	14%
Total operating revenues	942	936	1%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	179	175	2%
Cost of equipment sold	219	228	(4)%
Selling, general and administrative	326	339	(4)%
Depreciation, amortization and accretion	159	153	3%
(Gain) loss on asset disposals, net	1	4	(62)%
(Gain) loss on license sales and exchanges, net	(7)	(17)	61%
Total operating expenses	877	882	(1)%

Operating income	65	54	21%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	38	33	16%
Interest and dividend income	4	3	32%
Interest expense	(29)	(28)	(3)%
Other, net	(1)	(1)	(22)%
Total investment and other income	12	7	69%

Income before income taxes	77	61	27%
Income tax expense	22	33	(33)%
Net income	55	28	97%
Less: Net income attributable to noncontrolling interests, net of tax	10	2	>100%
Net income attributable to U.S. Cellular shareholders	$45	$26	69%

Basic weighted average shares outstanding	85	85	-
Basic earnings per share attributable to U.S. Cellular shareholders	$0.52	$0.31	68%

Diluted weighted average shares outstanding	86	86	1%
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.52	$0.31	68%

(1)

As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)

Three Months Ended March 31,	2018 (1)	2017
(Dollars in millions)
Cash flows from operating activities
Net income	$55	$28
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	159	153
Bad debts expense	19	24
Stock-based compensation expense	8	7
Deferred income taxes, net	15	1
Equity in earnings of unconsolidated entities	(38)	(33)
Distributions from unconsolidated entities	17	11
(Gain) loss on asset disposals, net	1	4
(Gain) loss on license sales and exchanges, net	(7)	(17)
Noncash interest	1	–
Changes in assets and liabilities from operations
Accounts receivable	69	26
Equipment installment plans receivable	(17)	(44)
Inventory	(2)	(3)
Accounts payable	(30)	(78)
Customer deposits and deferred revenues	(26)	(10)
Accrued taxes	5	22
Accrued interest	9	9
Other assets and liabilities	(50)	(39)
Net cash provided by operating activities	188	61

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(76)	(88)
Cash paid for licenses	(1)	(3)
Cash received for investments	50	–
Cash received from divestitures and exchanges	4	16
Net cash used in investing activities	(23)	(75)

Cash flows from financing activities
Repayment of long-term debt	(5)	(3)
Common shares reissued for benefit plans, net of tax payments	2	3
Other financing activities	(4)	–
Net cash used in financing activities	(7)	–

Net increase (decrease) in cash, cash equivalents and restricted cash	158	(14)

Cash, cash equivalents and restricted cash
Beginning of period	352	586
End of period	$510	$572

(1)

As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31,	December 31,
	2018 (1)	2017
(Dollars in millions)
Current assets
Cash and cash equivalents	$509	$352
Short-term investments	–	50
Accounts receivable	843	843
Inventory, net	141	138
Prepaid expenses	66	79
Other current assets	32	21
Total current assets	1,591	1,483

Assets held for sale	6	10

Licenses	2,231	2,223

Investments in unconsolidated entities	450	415

Property, plant and equipment, net	2,233	2,320

Other assets and deferred charges	537	390

Total assets	$7,048	$6,841

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31,	December 31,
	2018 (1)	2017
(Dollars and shares in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$18	$18
Accounts payable	275	310
Customer deposits and deferred revenues	132	185
Accrued taxes	58	56
Accrued compensation	43	74
Other current liabilities	90	90
Total current liabilities	616	733

Deferred liabilities and credits
Deferred income tax liability, net	526	461
Other deferred liabilities and credits	359	337

Long-term debt, net	1,618	1,622

Noncontrolling interests with redemption features	11	1

Equity
U.S. Cellular shareholders’ equity
Series A Common and Common Shares, par value $1 per share	88	88
Additional paid-in capital	1,560	1,552
Treasury shares	(116)	(120)
Retained earnings	2,375	2,157
Total U.S. Cellular shareholders’ equity	3,907	3,677

Noncontrolling interests	11	10

Total equity	3,918	3,687

Total liabilities and equity	$7,048	$6,841

(1)

As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)

Free Cash Flow

Three Months Ended March 31,	2018	2017
(Dollars in millions)
Cash flows from operating activities (GAAP)	$188	$61
Less: Cash paid for additions to property, plant and equipment	76	88
Free cash flow (Non-GAAP) (1)	$112	$(27)

(1)

Management uses Free cash flow as a liquidity measure and it is defined as Cash flows from operating activities less Cash paid for additions to property, plant and equipment.  Free cash flow is a non-GAAP financial measure which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.

Postpaid ABPU and Postpaid ABPA

U.S. Cellular presents Postpaid ABPU and Postpaid ABPA to reflect the revenue shift from Service revenues to Equipment sales resulting from the increased adoption of equipment installment plans.  Postpaid ABPU and Postpaid ABPA, as previously defined herein, are non-GAAP financial measures which U.S. Cellular believes are useful to investors and other users of its financial information in showing trends in both service and equipment sales revenues received from customers.

For the Quarter Ended	3/31/2018 (1)	12/31/2017	9/30/2017	6/30/2017	3/31/2017
(Dollars and connection counts in millions)
Calculation of Postpaid ARPU
Postpaid service revenues	$598	$598	$586	$597	$608
Average number of postpaid connections	4.50	4.52	4.50	4.47	4.46
Number of months in period	3	3	3	3	3
Postpaid ARPU (GAAP metric)	$44.34	$44.12	$43.41	$44.60	$45.42

Calculation of Postpaid ABPU
Postpaid service revenues	$598	$598	$586	$597	$608
Equipment installment plan billings	172	170	152	142	139
Total billings to postpaid connections	$770	$768	$738	$739	$747
Average number of postpaid connections	4.50	4.52	4.50	4.47	4.46
Number of months in period	3	3	3	3	3
Postpaid ABPU (Non-GAAP metric)	$57.10	$56.69	$54.71	$55.19	$55.82

Calculation of Postpaid ARPA
Postpaid service revenues	$598	$598	$586	$597	$608
Average number of postpaid accounts	1.69	1.69	1.68	1.66	1.66
Number of months in period	3	3	3	3	3
Postpaid ARPA (GAAP metric)	$118.22	$118.05	$116.36	$119.73	$121.88

Calculation of Postpaid ABPA
Postpaid service revenues	$598	$598	$586	$597	$608
Equipment installment plan billings	172	170	152	142	139
Total billings to postpaid accounts	$770	$768	$738	$739	$747
Average number of postpaid accounts	1.69	1.69	1.68	1.66	1.66
Number of months in period	3	3	3	3	3
Postpaid ABPA (Non-GAAP metric)	$152.26	$151.68	$146.65	$148.15	$149.78

(1)

As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.